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                                                                   EXHIBIT 10.15

OmniVision Technologies, Inc
930 Thompson Place
Sunnyvale, CA 94086


Gentlepersons,

     This letter ("Letter") will confirm the terms of our agreement for the purchase by Creative Technology Ltd. and its affiliates and subsidiaries (collectively, "Creative") of OmniVision's 0V7610 sensor ("Sensor") and 0V511 compression chip ("Chip") (collectively, the "Product"). The terms and conditions contained in this Letter shall govern the purchase and sale of Product and are intended to supplement the terms and conditions set forth in the purchase orders for the Products ("Purchase Order"), a current sample of which is attached hereto as Exhibit A. The terms of the then current Purchase Order are herein incorporated by reference and shall be binding on both parties; provided, however, that to the extent the terms of the then current Purchase Order conflict or are inconsistent with the terms of this Letter, the terms of this Letter shall govern.

1.   Term. The term of this Letter shall be three (3) years, commencing on the
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date this Letter is signed by both parties. In the event that either party commits a material breach of its obligations hereunder and such breach remains uncured for ten (10) calendar days after written notice to the breaching party, the non-breaching party may immediately terminate this Letter in its entirety. Notwithstanding such termination, outstanding Purchase Orders shall remain subject to this Letter until filled.

2.   Forecasts. Once a month, Creative shall furnish a rolling, non-binding six-
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week forecast of projected purchases of Products ("Forecast"), but any such
Forecast is for planning purposes only and does not constitute a commitment of any type by Creative. Creative shall have no obligation to purchase any quantity of Product beyond those specified in the First P.O., as defined below.

3.   Purchase Orders. Creative may purchase Products by issuing a Purchase Order
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no less than thirty (30) days from the required delivery, date for such order. A
Purchase Order represents Creative's obligation to buy, and OmniVision's obligation to sell and deliver Product to Creative in the quantity set forth in the Purchase Order so long as, and to the extent that, such quantity is within *** of Creative's Forecast. Creative has the right to cancel any Purchase
Order, in whole or in part, if OmniVision fails to make deliveries in accordance with the terms, including without limitation, the time schedule, set forth in a Purchase Order.

     a.  First Purchase Order. OmniVision shall supply all Products ordered
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under the Purchase Order, dated February 2, 1999, attached hereto as Exhibit B
("First P.O."). Fifteen Thousand units of each of the Sensor and the Chip ordered under the First P.O. shall be received by Creative no later than March 23, 1999 and the remainder of the Products ordered under the First P.O. shall be received by Creative no later than March 31, 1999 (March 23, 1999 and March 31, 1999 each hereinafter called a "Delivery Date"); provided, however, that Creative may cancel or modify all or any part of the First P.O., at its discretion, at any time prior to thirty days before a Delivery Date, or, within thirty days of a Delivery Date, if: (1) Creative's product which incorporates the Product ("Creative Product") fails Creative's internal testing procedures; or (2) the Creative Product fails to pass FCC or CE approval in a timely fashion. In the event that OmniVision cannot or does not meet the March 23, 1999 delivery date. Creative may terminate the First P.O. in part or in its entirety. The price of Products ordered under the First P.O. shall be that set forth in
Section 4a herein.

     b.  February Purchase Order for Product Samples. In the month of February,
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Creative intends to issue an additional Purchase Order for 150 units of each of the Sensor and the Chip. Creative shall receive such Products within fourteen
(14) calendar day's from the date of such Purchase Order. The pricing for such Products shall be that set forth in Section 4a herein.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

4.   Pricing
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     Prices for Products shall be as follows:                      Sensor        Chip
                                                                   -----------   ----------
     a. Products purchased under First P.O.:
          Receipt by Creative by applicable Delivery Date:         $***/unit   $***/unit
          Receipt by Creative after applicable Delivery Date:      $***/unit   $***/unit

     b. Subsequent Purchase Orders:
          Units 0 -- 25,000                                        $***/unit   $***/unit
          Units 25,001 and over.                                   $***/unit   $***/unit

     Prices include all direct, indirect and incidental charges related to the sale and delivery of the Product including, without limitation, packaging, packing, storing, insurance costs, freight shipping charges, duties and charges of any kind, and any and all sales, use, excise and similar taxes. F.O.B. point is Creative, Singapore. Payment terms are net 45 days following date of receipt of Product at the delivery destination provided by Creative.

5.   Engineer Resources and Support. OmniVision shall provide, at no charge (for
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either time expended or costs incurred, including, without limitation, travel expenses), assistance in commercializing the Product as requested by Creative, including, without limitation, technical assistance and engineering, resources in the following areas: optical testing, FCC approval, and Creative's internal testing procedures. Such assistance shall include, at a minimum, providing two
(2) engineers for two (2) weeks at Creative's Singapore facilities.

6.   Samples. OmniVision shall deliver, at no charge to Creative, twenty (20)
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samples of each of the Sensor and the Chip, no later than February 2, 1999.
OmniVision shall notify Creative as soon as possible of revisions to the Product, and shall provide twenty (20) samples of each new revision as soon as practicable, but in no event less than sixty (60) days prior to commercial availability of such revisions.

7.   ***
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     a.  *** warrants that *** for *** shall be *** for *** regardless of *** or any *** of any nature. If *** any *** than that *** shall *** to the *** for *** on any *** from the *** on which the ***
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     b.  Product Availability. OmniVision warrants that in the event OmniVision
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suffers a shortage of Product such that it will not be able to fill all of its customers' orders, ***. OmniVision further warranty that it will immediately notify Creative in writing, in the event it believes it will not be able to fill a Creative P.O. in a timely fashion. Such notification will include, without limitation, the reason for the failure to fill the P.O.

     c.  New Products. OmniVision shall notify Creative, ***, of its plans for
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new products. Prior to offering for sale any such new product, OmniVision will first consult with Creative and allow Creative to place a purchase order for such new product ***.

     d.  Audit Rights. Creative shall be entitled to have an independent auditor
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review OmniVision's records during reasonable business hours to determine compliance with Section 7. In the event the auditor determines that OmniVision has failed to comply with the terms of this Section 7, OmniVision shall be responsible for paying the costs of the independent auditor review.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

8.   Warranties and Indemnities
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     a.  Intellectual Property Warranty. OmniVision warrants that the Products
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furnished hereunder and the sale, use or incorporation of the Products into a
Creative Product do not infringe or misappropriate any patent, copyright, trade secret, trademark, publicity, privacy, or other rights of any person.

     b.  Product Warranty. OmniVision warrants that the Products shall be free
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from defects in material, manufacturing, design and workmanship and shall conform to their specifications for a period of fifteen (15) months from Creative's receipt of Product ("Warranty Period"). In the event a Product has a defect that constitutes a breach of this warranty, OmniVision shall use its best efforts to repair the defect, or at Creative's option, (1) accept return of the Product and provide a replacement of the same Product or (2) refund to Creative the total amount paid by Creative to OmniVision for such Product.

     c.   Year 2000 Warranty. OmniVision warrants that each Product delivered
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          hereunder accurately processes date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations and when used in combination with other information technology, shall accurately process date/time data if the other information technology properly exchanges date/time data with it. OmniVision shall indemnify and hold Creative harmless from any damages, costs, liabilities or expenses, including attorneys' fees and other legal costs arising out of a breach of the above warranty and will use its best efforts to immediately correct any deficiencies relating thereto.

     d.  Indemnification. OmniVision shall hereby protect, defend, indemnify and
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save Creative and its affiliates harmless from all liabilities, damages, and losses, including without limitation, settlements, costs, and expenses (including without limitation, attorneys fees and costs) which Creative or its affiliates may incur or be obligated to pay as a result of any and all claims, demands, causes of action or judgements of every nature whatsoever in favor of any person or entity, arising out of or related to any breach of any warranty or representation in this Letter or the Exhibits or resulting from OmniVision's performance hereunder.

9.   Logos. OmniVision may include its logo on the Sensor, but shall under no
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circumstances identify the Chip with its logo or any other indication of its source, other than lot and part number. OmniVision shall allow a space on the Chip for inclusion of the Creative label.

10.  Non-Disclosure. OmniVision expressly acknowledges that the existence of any
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relationship between it and Creative is highly confidential. OmniVision may not use Creative's name in advertisements or press releases or otherwise disclose the existence or content of this Letter or its relationship with Creative without the prior written consent of a duly authorized officer of Creative. Creative and OmniVision acknowledge that disclosures of either party's confidential information under this Letter and the Exhibits shall be subject to the terms and conditions of the non-disclosure agreement in place between the parties dated February 19, 1998 ("Non-Disclosure Agreement") and attached hereto as Exhibit C.

11.  Software License. OmniVision grants Creative a non-exclusive, irrevocable,
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royalty-free, worldwide, right and license to use all software required for the proper operation and support of the Products (collectively, "Software") as set
forth in the Software license in place between the parties dated       , 1999
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("Software License Agreement") and attached hereto as Exhibit D.

12.  Remedies.  The rights and remedies provided to Creative herein shall be
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cumulative and in addition to any other rights and remedies provided under the
Uniform Commercial Code, or otherwise at law or equity. OmniVision's sole remedy in the event of breach of contract by Creative shall be the right


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

to recover damages in an amount equal to the difference between market price to third parties at the time of breach and contract price.

13.  Miscellaneous. This Letter, and the exhibits attached hereto, represent the
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entire agreement with respect to the subject matter hereof and supersede all prior discussions, proposals and agreements between the parties relating to the subject matter hereof. This Letter and the exhibits (except as expressly set forth in this Letter) can be modified only by a written amendment duly signed by persons authorized to sign agreements on behalf of both parties and shall not be supplemented or modified by any course of dealing or trade usage. This Letter and the exhibits shall be interpreted and governed in all respects according to the laws of the State of California, excluding its choice of law provisions.

Agreed to by:                             Agreed to by:

OMNIVISION TECHNOLOGIES, INC.             CREATIVE TECHNOLOGY LTD.

/s/ Robert J. Stroh
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SIGNATURE                                 SIGNATURE

Robert J. Stroh
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PRINT NAME                                PRINT NAME

Vice President
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TITLE                                     TITLE

February 1, 1999
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DATE                                      DATE


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.